SCHEDULE FOR COMPUTING EFFECTIVE ANNUALIZED YIELD
                    FOR SEPARATE ACCOUNT B PERSONAL CONTRACT
                             MONEY MARKET DIVISION


     The effective yield quotation based on the seven day period of 12/22/95 through 12/29/95 is computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one accumulation unit of the sub-account at the beginning of the period, subtracting a hypothetical charge reflecting deductions from result, according to the following formula:




                     a - b - c
EFFECTIVE YIELD = (----------------------+1)   ^ 365/7    -1
                          b

Where:

         a = ending unit value

         b = beginning unit value

         c = expense factor for 7-day period


Separate Account B Personal Contract's Effective Yield is as follows:


EFFECTIVE YIELD =

     1.1193444  -  1.1183273  -  0.0000524086
(((-------------------------------------------) + 1) ^ 365/7) - 1 = 4.598610125
                   1.1183273



EFFECTIVE YIELD =            4.60%
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                     SCHEDULE FOR COMPUTING ANNUALIZED YIELD
                    FOR SEPARATE ACCOUNT B PERSONAL CONTRACT
                             MONEY MARKET DIVISION

     The yield quotation based on the seven day period of 12/22/95 through 12/29/95 is computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one accumulation unit of the sub-account at the beginning of the period, subtracting a hypothetical charge reflecting deductions from contractowner accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and multiplying the base period return by (365/7) according to the following formula:




                     a - b - c                  365
EFFECTIVE YIELD = (-------------)      x     -----------
                         b                       7

Where:

         a = ending unit value

         b = beginning unit value

         c = expense factor for 7-day period


Separate Account B Personal Contract's Yield is as follows:


EFFECTIVE YIELD =

     1.1193444  -  1.1183273  -  0.0000524086        365
(((-------------------------------------------)  x -------    =    4.497946697
                   1.1183273                          7



EFFECTIVE YIELD =            4.50%